Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-8

(Form Type)

Tivic Health Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share	Rule 457(h); Rule 457(c)	511,117(2)	$4.07(3)	$2,080,246.19	$0.00015310	$318.49
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$318.49
	Total Fees Previously Paid							-
	Total Fees Offsets							$318.49
	Net Fee Due							$0.00	(4)

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share (“Common Stock”), of Tivic Health Systems, Inc. (the “Company”) that become issuable under the Company’s Amended and Restated 2021 Equity Incentive Plan, as amended (the “Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Represents 511,117 shares of Common Stock issuable pursuant to Plan, which includes (i) 53,389 additional shares of Common Stock added to the Plan in connection with the amendment and restatement of the Plan on August 9, 2024; (ii) 286 shares, 284 shares, 4,312 shares, and 27,846 additional shares of Common Stock added to the Plan on January 1, 2022, January 1, 2023, January 1, 2024, and January 1, 2025, respectively, pursuant to the “evergreen” provision of the Plan; and (iii) 425,000 additional shares of Common Stock added to the Plan in connection with the amendment of the Plan on June 30, 2025.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices of the Company’s Common Stock, as reported on the Nasdaq Capital Market on July 18, 2025, a date within five business days prior to the filing of the Registration Statement.

(4)	See Table 2.

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Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	Tivic Health Systems, Inc.	S-1	333-268010 (1)	October 26, 2022		$318.49	Equity	Common Stock, $0.0001 par value per share	(1)	(1)
	Tivic Health Systems, Inc.	S-1	333-268010 (1)	October 26, 2022		$0.00	Equity	Common Stock Underlying Representative’s Warrants	(1)	(1)

Fee Offset Source	Tivic Health Systems, Inc.	S-1	333-268010 (1)		October 26, 2022						$7,025.25

(1)	On October 26, 2022, the Registrant filed a Registration Statement on Form S-1 (File No. 333-268010) (the “2022 S-1”) with the Securities and Exchange Commission (the “SEC”), which registered an aggregate principal amount of $63,750,000 of the Registrant’s common stock and representative warrants to purchase common stock, to be offered by the Registrant; the fee amount paid in connection with the 2022 S-1 was $7,025.25, as calculated in accordance with Rule 457 of the Securities Act. On February 1, 2023, the Registrant filed a fourth amendment to the 2022 S-1, pursuant to which it registered only an aggregate amount of $6,109,375 in value of the Registrant’s securities that were sold (the “Final Offering”); the fee amount attributable to such sale of securities in the Final Offering was $673.26, as calculated in accordance with Rule 457 of the Securities Act. As a result, after the Final Offering, which has been completed as of the date hereof, the Registrant had $6,351.99 in unused filing fees previously paid by the Registrant in connection with its filing of the 2022 S-1 (as amended). The Registrant filed a new Registration Statement on Form S-1 with SEC on March 29, 2024 (the “2024 S-1”), followed by a first amendment to the 2024 S-1 on May 8, 2024, for which it offset $3,661.66 of the filing fees due in connection therewith by the unused filing fees previously paid by the Registrant in connection with its filing of the 2022 S-1 (as amended), resulting in $2,690.33 in remaining unused fees available to be applied to future filings of the Registrant. The Registrant filed a new Registration Statement on Form S-1 with SEC on May 9, 2025 (the “2025 S-1”), for which it offset $193.45 of the filing fees due in connection therewith by the unused filing fees previously paid by the Registrant in connection with its filing of the 2022 S-1 (as amended), resulting in $2,496.88 in remaining unused fees available to be applied to future filings of the Registrant. In accordance with Rule 457(p) under the Securities Act, the registrant is using $318.49 of the aforementioned unused filing fees previously paid by the Registrant in connection with its filing of the 2022 S-1 (as amended) to offset the entirety of the filing fee payable in connection with this Registration Statement, and as a result of such offset, the Registrant will have $2,178.39 remaining in unused filing fees available to be applied to future filings of the Registrant.

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